                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ________________________________________

                                    FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                      Date of Report - November 14, 1996
                       (Date of earliest event reported)



                                ALKERMES, INC.
            (Exact name of Registrant as specified in its charter)



             Pennsylvania         0-19267                23-2472830
    (State of incorporation)  (Commission file number)  (IRS employer identification
                                                         number)



               64 Sidney Street, Cambridge, Massachusetts  02139
              (Address of principal executive offices, zip code)


                           Area Code (617) 494-0171
                              (Telephone number)
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Item 5.  Other Information.
         -----------------

         As reported in the press release of Alkermes, Inc. (the "Company") published December 2, 1996, the Company entered into a collaboration with The R.
W. Johnson Pharmaceutical Research Institute ("PRI"), a division of Ortho Pharmaceutical Corporation, for the development of ProLease sustained release formulations of a PRI proprietary compound. Pursuant to the Development and License Agreement, dated as of August 1, 1996, in exchange for worldwide rights to products resulting from the collaboration, PRI will provide Alkermes with development funding, milestone payments and royalty payments based on sales. PRI will be responsible for conducting clinical trials and securing regulatory approvals and, together with its affiliates, will be responsible for marketing of the products. Alkermes is expected to manufacture the ProLease products for commercial sales pursuant to the Supply and License Agreement, dated as of August 1, 1996. Funding to Alkermes for this phase of the collaboration is expected to be approximately $20 million assuming the development of the product candidate proceeds as planned. The press release and the agreements are incorporated by reference herein and a copy of each has been filed as an exhibit to this report.

         As reported in the press release of the Company published November 14, 1996, the Company entered into a collaboration with Genentech, Inc. The Company entered into a License Agreement, dated November 13, 1996, with Genentech, granting a license to the Company's ProLease technology for Genentech's human growth hormone in humans. Subject to completion of certain specified events, Alkermes will receive milestone payments from Genentech. Alkermes will also receive royalties from Genentech based upon sales of any product developed and commercialized. Alkermes is expected to manufacture the ProLease formulation of human growth hormone to support clinical trials. Assuming development of the product candidate proceeds as planned, funding to Alkermes under this agreement will support clinical manufacturing, process development and clinical trials and is expected to be in excess of $20 million. In addition, Alkermes could potentially receive from Genentech as much as $10 million in milestone payments as well as manufacturing payments and royalties based on product sales. The press release and the agreement are incorporated by reference herein and a copy of each has been filed as an exhibit to this report.

         The expected results stated above constitute forward-looking statements under Federal securities laws. Consequently, actual results may differ materially from expectations. Meaningful factors that may affect the realization of these expected results include: (i) Alkermes could not be permitted by regulatory authorities to undertake additional clinical trials for the product candidates; (ii) product candidates could be ineffective or unsafe during clinical trials; and (iii) technological change in the pharmaceutical industry could render the product candidates obsolete or noncompetitive. For further discussion of factors that may affect expected results, see Alkermes' Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

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Item 7.  Financial Statements and Exhibits.
         ----------------------------------


         (c)  Exhibits

              10.1 Development and License Agreement, dated as of August 1, 1996, by and between The R. W. Johnson Pharmaceutical Research Institute, Alkermes, Inc. and Alkermes Controlled Therapeutics, Inc.*

              10.2 Supply and License Agreement, dated as of August 1, 1996, by and between The R. W. Johnson Pharmaceutical Research Institute, Alkermes, Inc. and Alkermes Controlled Therapeutics, Inc.*

              10.3 License Agreement, dated as of November 13, 1996, by and between Genentech, Inc. and Alkermes Controlled Therapeutics, Inc.*

              99.1   Press Release, dated December 2, 1996

              99.2   Press Release, dated November 14, 1996

   * Confidential status has been requested for certain portions thereof. Such provisions have been filed separately with the Commission.

                                       3
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                                  SIGNATURES
                                  ----------



         Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  January 3, 1997                 Alkermes, Inc.


                                        By: /s/ Michael J. Landine
                                           -------------------------------------
                                           Michael J. Landine
                                           Senior Vice President and Chief
                                           Financial Officer

                                ALKERMES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX



Exhibit No.                 Exhibit
-----------                 -------


10.1 Development and License Agreement, dated as of August 1, 1996, by and between The R. W. Johnson Pharmaceutical Research Institute, Alkermes, Inc. and Alkermes Controlled Therapeutics, Inc.*

10.2 Supply and License Agreement, dated as of August 1, 1996, by and between The R. W. Johnson Pharmaceutical Research Institute, Alkermes, Inc. and Alkermes Controlled Therapeutics, Inc.*

10.3 License Agreement, dated as of November 13, 1996, by and between Genentech, Inc. and Alkermes Controlled Therapeutics, Inc.*

99.1              Press Release, dated December 2, 1996

99.2              Press Release, dated November 14, 1996

* Confidential status has been requested for certain portions thereof. Such provisions have been filed separately with the Commission.

                                       5